SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 28, 2004

CARDINAL MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27853	86-0913555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 E. Flamingo Road, Suite B, Las Vegas, Nevada	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	800-537-4099

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01    Entry into a Material Definitive Agreement

On September 28, 2004, Cardinal Minerals, Inc., a Nevada corporation (“Cardinal”), entered into a Share Purchase Agreement and Plan of Reorganization (“Reorganization Agreement”) with Universal Food and Beverage Company, a Delaware corporation (“Universal”), for the exchange of all the outstanding shares and other equity based securities for shares of common stock, $.01 par value, of Cardinal. Upon consummation of the share exchange, Universal will become a wholly owned subsidiary of Cardinal and the shareholders of Universal will become shareholders of Cardinal. The Universal shareholders collectively will own the majority of the post-transaction company.

Consummation of the transactions under the Reorganization Agreement are conditioned upon a number of typical conditions and several requirements specific to the transaction, among which are: (i) Cardinal affecting a one (1)-for ten (10) reverse stock split (described in Section 3.03), (ii) Cardinal having changed its corporate name to “Universal Food and Beverage Company,” and (iii) joinder of each of the Universal shareholders to the Reorganization Agreement.

Universal

Universal, a Chicago-based company, currently has the management agreement for the operation of a water bottling plant in Independence, Virginia and is negotiating to acquire this bottling plant and other assets for the purpose of bottling and distributing water in the United States and Canada.

Universal is a start up enterprise founded in July 2004. Universal is not yet an operating business and does not have any significant operating assets or amount of working capital. Prior to the share exchange, it plans to acquire some of the operating assets it will need for its business plan and raise operating capital largely using its common stock and warrants to purchase its common stock. There is no assurance that it will be able to do this. These acquisitions are not conditions to the closing. Therefore, it is possible that Cardinal will change its business orientation and management but not have an operating business either soon after closing or ever.

Reorganization Agreement

Cardinal and Universal have entered into the Reorganization Agreement by which Cardinal will acquire all the outstanding stock of Universal. At the time of the share exchange, Universal will become a wholly owned subsidiary of Cardinal. Between now and the closing, each of the shareholders of Cardinal will be joined to the Reorganization Agreement either directly or by power of attorney to commit to exchange their shares. At this time, the current shareholders and future shareholders of Universal are not parties to the Reorganization Agreement. If the shareholders of Universal do not join to the Reorganization Agreement, the share exchange will not be possible.

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At the closing, Universal will have no more than 33,049,666 shares of Universal common stock outstanding and will have no more than 13,666,866 shares of common stock subject to issued common stock purchase warrants. At the time of closing of the share exchange, each share of Universal common stock will be exchanged for one share of Cardinal common stock and issued warrants and options will be assumed by their terms, exercisable for the same number of shares of Cardinal common stock at the exercise price in the agreement. Of the anticipated outstanding shares of Universal common stock, 19,000,000 will be issued to the founders of Universal, which may not be issued at less than par. The other shares of Universal common stock to be issued for various acquisitions, if any, may not be at less than $0.75 per share and the warrants that may be issued by Universal before the transaction must have exercise prices equal to or greater than $2.00 per-share.

Each share of Cardinal common stock issued to the Sellers in connection with the share exchange will not be registered and will be issued under an exemption from registration under Section 4(2), of the Securities Act of 1933, as amended (“Securities Act”). As such, the shares of Cardinal common stock issued to the Sellers will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom.

The Reorganization Agreement contains representations and warranties of each of Cardinal and Universal (and upon accession, the Sellers) relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) the capital structure of each company, (c) the authorization, performance and enforceability of the Reorganization Agreement, (d) compliance with governmental and other authorizations and obtaining all consents required to consummate the share exchange, (e) holding of leases and ownership of other properties, including intellectual property, (f) liabilities and absence of undisclosed liabilities, (g) material encumbrances, (h) claims and litigation, (i) compliance with applicable laws, (j) contracts, (k) employee matters, (l) corporate records, (m) absence of material changes, (n) financial condition, (o) taxes and (r) compliance with applicable provisions of the securities laws, including past and transaction-related filings.

Each of Cardinal and Universal has agreed to continue to operate their business in the ordinary course prior to the exchange.

Under the Reorganization Agreement, each of Cardinal and Universal has agreed to do certain things, some of which are conditions to the share exchange. Each company is obligated to (a) obtain all necessary approvals, which includes approval by the stockholders of both Cardinal and Universal for various aspects of the transaction, (b) give the other access to the records and personnel to complete due diligence review, (c) proceed expeditiously to undertake all actions so as to be able to consummate the share exchange, and (d) neither party will solicit or initiate proposals from, provide information to or hold discussions with any party concerning any sale of assets or any material portion of any capital stock or any merger, consolidation, business combination, liquidation or similar transaction, subject to the fiduciary obligations of directors generally.

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Consummation of the share exchange is conditioned upon, among other things, (i) Cardinal having affected a reverse split at the rate of one new share for every10 currently outstanding shares, (ii) Cardinal having changed its corporate name to “Universal Food and Beverage Company,” and (iii) the minimum amounts for which Universal common stock is sold or will be sold on exercise of warrants issued prior to the closing. In addition Cardinal must prepare, file and distribute prior to the closing a 14C Information Statement regarding the reverse split and the name change and a Schedule 14(f)-1 Notice to Stockholders regarding the change of directors and officers,

The Reorganization Agreement may be terminated as follows: (i) by mutual consent, (ii) by either party if the share exchange is not consummated by November 15, 2004, (iii) by either party if the share exchange is prohibited by issuance of an order, decree or ruling, (iv) by either party if the other is in material breach of any representation, warranty, covenant or agreement, and (v) by Universal prior to October 15, 2004 if it discovers an inaccuracy in a representation or warranty of Cardinal or a condition that is reasonably likely to prevent Cardinal from being able to meet a covenant or condition to closing.. In the event of termination, both parties are responsible for their expenses.

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Item 3.02                Unregistered Sales of Equity Securities

In connection with the exchange, each of Universal’s shares of outstanding common stock will be converted into the right to receive one (1) share of Cardinal’s common stock. As provided in the Reorganization Agreement, Cardinal will issue up to 33,049,666 shares of Cardinal common stock (on a post-reverse split basis) in exchange for all the outstanding shares of Universal common stock and Cardinal will assume each outstanding option and warrant of Universal and thereafter be obligated to issue up to 13,666,866 additional shares under the terms of those agreements. Following the reverse split, the current Cardinal stockholders will hold approximately 2,653,063 shares of Cardinal common stock. See Item 3.03 for more information concerning the reverse split of Cardinal common stock.

Each share of Cardinal common stock issued to the Sellers in connection with the share exchange will not be registered under the Securities Act and will be issued under an exemption from registration under Section 4(2) of the Securities Act. As such, the shares of Cardinal common stock issued to the Sellers will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. The Sellers will make representations concerning this exemption in the Reorganization Agreement.

Item 3.03         Material Modification to Rights of Security Holders

Prior to the closing of the share exchange and as a condition to the completion of the share exchange, Cardinal is required to complete a reverse split of its common stock, pursuant to which every ten outstanding shares of common stock will be reverse split into one newly issued share of common stock. Cardinal will round up for any fractional interests. There will be no dissenters or appraisal rights in connection with the reverse split.

Because Cardinal is organized under Nevada law, the reverse split will not change the number of authorized shares of common stock nor will the reverse split change the par value of Cardinal’s common stock. There will be no change in the number of Cardinal stockholders as a result of the reverse split.

Cardinal is presently authorized under its certificate of incorporation to issue 100,000,000 shares of common stock with a par value of $0.01 and 25,000,000 shares of preferred stock with a par value of $0.01.

Prior to the closing of the share exchange and as a condition to its completion, Cardinal will amend its articles of incorporation to change the name of the corporation to “Universal Food & Beverage Company”. As a result of this name change, the trading symbol for Cardinal will change. No other rights of the shareholders will be affected by the name change.

Management of Cardinal, which currently owns a majority of the outstanding shares of common stock of Cardinal, is expected to approve the reverse split, the name change and the amendments of its certificate of incorporation effecting the reverse split and name change by written consent of the majority of stockholders without a meeting. Such amendments to Cardinal’s certificate of incorporation will be contingent upon the closing of the share exchange and will become effective upon filing of such amendments with the Nevada Secretary of State. Cardinal intends to file with the SEC and mail to each of its stockholders an Information Statement under Rule 14C of the Exchange Act disclosing the stockholders approval of the foregoing amendments.

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Item 5.01.          Changes in Control of Registrant

If the exchange transaction contemplated by the Reorganization Agreement is completed, there will be a change of control. Cardinal has agreed to take steps to cause the appointment of the nominees of Universal to be the new members of the board of directors and the executive officers of Cardinal after the share exchange. These persons have not been identified yet, and the change of control will be effective only upon closing after Cardinal’s compliance with the requirements of Rule 14F of the Exchange Act under which Cardinal, at least 10 days prior to the closing of the share exchange and after filing with the SEC, must distribute to its stockholders a Schedule 14(f)-1 Notice to Stockholders.

Following the share exchange, the business activities of both Cardinal and Universal will be under the management and supervision of the Universal nominees, and the existing management of Cardinal will have no involvement in the business and affairs of Cardinal or Universal.

Item 9.01    Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired

      N/A

(b)    Pro Forma Financial Information

      N/A

(c)    Exhibits

Exhibit Number	Description
2.1	Share Purchase Agreement and Plan of Reorganization (without exhibits and schedules)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2004	CARDINAL MINERALS, INC.
(Registrant)
/s/ Roland Vetter
Roland Vetter
President and Director

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Purchase Agreement and Plan of Reorganization

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